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                                                                     Exhibit 4.9

                                                                  EXECUTION COPY


                    SEVENTH ISSUER CASH MANAGEMENT AGREEMENT


                             DATED 23RD MARCH, 2005

                                  HALIFAX PLC


                                      AND


                        PERMANENT FINANCING (NO. 7) PLC


                                      AND


                              THE BANK OF NEW YORK





                                [GRAPHIC OMITTED]
                                ALLEN & OVERY LLP
                                     LONDON

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                                    CONTENTS

CLAUSE                                                                                      PAGE

1.         Definitions and Interpretation.................................................     3
2.         Appointment of Seventh Issuer Cash Manager.....................................     3
3.         Seventh Issuer Cash Management Services........................................     4
4.         Payments, Accounts, Ledgers....................................................     5
5.         Payments under Seventh Issuer Swap Agreements, Payments to the Principal Paying
           Agents and Termination of Seventh Issuer Swap Agreements.......................     7
6.         No Liability...................................................................     9
7.         Costs and Expenses.............................................................     9
8.         Information....................................................................     9
9.         Remuneration...................................................................    11
10.        Covenants of Seventh Issuer Cash Manager.......................................    12
11.        Non-Exclusivity................................................................    12
12.        Termination....................................................................    13
13.        Further Assurance..............................................................    15
14.        Miscellaneous..................................................................    16
15.        Confidentiality................................................................    16
16.        Notices........................................................................    17
17.        Variation and Waiver...........................................................    18
18.        No Partnership.................................................................    18
19.        Assignment.....................................................................    18
20.        Exclusion of Third Party Rights................................................    18
21.        Counterparts...................................................................    18
22.        Governing Law..................................................................    18
23.        Submission to Jurisdiction.....................................................    19

SCHEDULE
1.         Cash Management Services.......................................................    20
2.         Cash Management and Maintenance of Ledgers.....................................    22
3.         Form of Seventh Issuer Quarterly Report........................................    28

Signatories...............................................................................    31


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THIS SEVENTH ISSUER CASH MANAGEMENT AGREEMENT is made on 23rd March, 2005
BETWEEN:

(1) HALIFAX plc, a public limited company incorporated under the laws of England and Wales whose registered office is at Trinity Road, Halifax, West Yorkshire HX1 2RG (acting in its capacity as the SEVENTH ISSUER CASH MANAGER);

(2) PERMANENT FINANCING (NO. 7) PLC, a public limited company incorporated under the laws of England and Wales (registered number 5330776) whose registered office is at Blackwell House, Guildhall Yard, London EC2V 5AE (the SEVENTH ISSUER); and

(3) THE BANK OF NEW YORK, a New York banking corporation whose London branch address is at 48th Floor, One Canada Square, London E14 5AL (acting in its capacity as SECURITY TRUSTEE).


WHEREAS:

(A) On the Seventh Issuer Closing Date the Seventh Issuer will issue the Seventh Issuer Notes. The Seventh Issuer will make the Seventh Issuer Term Advances to Funding 1 from the proceeds of the issue of the Seventh Issuer Notes.

(B) The Seventh Issuer Cash Manager is willing to provide cash management services to the Seventh Issuer and the Security Trustee on the terms and subject to the conditions contained in this Agreement.


IT IS HEREBY AGREED as follows:

1.  DEFINITIONS AND INTERPRETATION

1.1 The amended and restated master definitions and construction schedule signed by, amongst others, the parties to this agreement and dated 23rd march, 2005 (as the same may be amended, varied or supplemented from time to time with the consent of the parties to this agreement) (the MASTER DEFINITIONS AND CONSTRUCTION SCHEDULE) and the seventh issuer master definitions and construction schedule, signed for the purposes of identification by Allen & Overy LLP and Sidley Austin Brown & Wood on 23rd March, 2005 (as the same may be amended, varied or supplemented from time to time) (the SEVENTH ISSUER MASTER DEFINITIONS AND CONSTRUCTION SCHEDULE) are expressly and specifically incorporated into this Agreement and, accordingly, the expressions defined in the Master Definitions and Construction Schedule and the Seventh Issuer Master Definitions and Construction Schedule shall, except where the context otherwise requires and save where otherwise defined herein, have the same meanings in this Agreement, including the Recitals hereto, and this Agreement shall be construed in accordance with the interpretation provisions set out in CLAUSE 2 of the Seventh Issuer Master Definitions and Construction Schedule and the Master Definitions and Construction Schedule.


2.  APPOINTMENT OF SEVENTH ISSUER CASH MANAGER

2.1 APPOINTMENT

       Until termination pursuant to CLAUSE 12, the Seventh Issuer and the Security Trustee (according to their respective estates and interests) each hereby appoints the Seventh Issuer Cash Manager as its lawful agent to provide the Seventh Issuer Cash Management Services

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       set out in this Agreement. The Seventh Issuer Cash Manager in each case hereby accepts such appointment on the terms and subject to the conditions of this Agreement.


2.2 DUTIES PRESCRIBED BY TRANSACTION DOCUMENTS

       For the avoidance of doubt and in connection with the powers conferred under CLAUSE 2.1, save as expressly provided elsewhere in this Agreement nothing in this Agreement shall be construed so as to give the Seventh Issuer Cash Manager any powers, rights, authorities, directions or obligations other than as specified in this Agreement or any of the other Seventh Issuer Transaction Documents.


2.3 APPOINTMENT CONDITIONAL UPON ISSUANCE OF SEVENTH ISSUER NOTES

       The appointment pursuant to CLAUSE 2.1 is conditional upon the issue of the Seventh Issuer Notes and shall take effect upon and from the Seventh Issuer Closing Date automatically without any further action on the part of any person PROVIDED THAT if the issue of the Seventh Issuer Notes has not occurred by 23rd March, 2005, or such later date as the Seventh Issuer and the Lead Managers may agree, this Agreement shall cease to be of further effect.


3.  SEVENTH ISSUER CASH MANAGEMENT SERVICES

3.1 GENERAL

       The Seventh Issuer Cash Manager shall provide the services set out in this Agreement (including, for the avoidance of doubt, the Schedules) (the SEVENTH ISSUER CASH MANAGEMENT SERVICES).


3.2 APPROVALS AND AUTHORISATIONS

       The Seventh Issuer Cash Manager shall maintain, or procure the maintenance of, the approvals, authorisations, consents and licences required in connection with the business of the Seventh Issuer and shall prepare and submit, or procure the preparation and submission of, on behalf of the Seventh Issuer all necessary applications and requests for any further approvals, authorisations, consents or licences which may be required in connection with the business of the Seventh Issuer and shall, so far as it is reasonably able to do so, perform the Seventh Issuer Cash Management Services in such a way as not to prejudice the continuation of any such approvals, authorisations, consents or licences.


3.3 COMPLIANCE WITH TRANSACTION DOCUMENTS, ETC.

       The Seventh Issuer Cash Management Services shall include procuring (so far as the Seventh Issuer Cash Manager, using its reasonable endeavours, is able so to do) compliance by the Seventh Issuer with all applicable legal requirements and with the terms of the Seventh Issuer Transaction Documents, PROVIDED ALWAYS THAT the Seventh Issuer Cash Manager shall not lend or provide any sum to the Seventh Issuer and that the Seventh Issuer Cash Manager shall have no liability whatsoever to the Seventh Issuer, the Security Trustee or any other person for any failure by the Seventh Issuer to make any payment due under any of the Seventh Issuer Transaction Documents (other than to the extent arising from any failure by the Seventh Issuer Cash Manager to perform any of its obligations under any of the Seventh Issuer Transaction Documents).

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3.4 LIABILITY OF SEVENTH ISSUER CASH MANAGER

(a) The Seventh Issuer Cash Manager shall indemnify each of the Seventh Issuer and the Security Trustee on demand on an after Tax basis for any loss, liability, claim, expense or damage suffered or incurred by it in respect of the negligence, fraud or wilful default of the Seventh Issuer Cash Manager in carrying out its functions as Seventh Issuer Cash Manager under, or as a result of a breach by the Seventh Issuer Cash Manager of, the terms and provisions of this Agreement or such other Seventh Issuer Transaction Documents to which the Seventh Issuer Cash Manager is a party (in its capacity as such) in relation to such functions.

(b) For the avoidance of doubt, the Seventh Issuer Cash Manager shall not be liable in respect of any loss, liability, claim, expense or damage suffered or incurred by the Seventh Issuer or the Security Trustee and/or any other person as a result of the proper performance of the Seventh Issuer Cash Management Services by the Seventh Issuer Cash Manager save to the extent that such loss, liability, claim, expense or damage is suffered or incurred as a result of any negligence, fraud or wilful default of the Seventh Issuer Cash Manager under, or as a result of a breach by the Seventh Issuer Cash Manager of, the terms and provisions of this Agreement or any of the other Seventh Issuer Transaction Documents to which the Seventh Issuer Cash Manager is a party (in its capacity as such) in relation to such functions.


4.  PAYMENTS, ACCOUNTS, LEDGERS

4.1 SEVENTH ISSUER TRANSACTION ACCOUNT

(a) The Seventh Issuer Cash Manager hereby confirms that the Seventh Issuer Transaction Account has been established on or before the date of this Agreement and that the mandate in the agreed form will apply to this Agreement at the Seventh Issuer Closing Date. The Seventh Issuer Cash Manager undertakes (to the extent to which the same is within its control in its capacity as Seventh Issuer Cash Manager) that at the Seventh Issuer Closing Date the Seventh Issuer Transaction Account will be operative and that the Seventh Issuer Cash Manager will not knowingly create or permit to subsist any Security Interest in relation to the Seventh Issuer Transaction Account other than as created under or permitted pursuant to the Seventh Issuer Deed of Charge.

(b) The Seventh Issuer Cash Manager shall procure that the following amounts are paid into the Seventh Issuer Transaction Account:

       (i)   all amounts of interest paid on the Seventh Issuer Term Advances;

       (ii)  all repayments of principal on the Seventh Issuer Term Advances;

       (iii) all amounts received by the Seventh Issuer pursuant to the Seventh Issuer Swap Agreements (excluding the return or transfer of any Excess Swap Collateral as set out in the relevant Seventh Issuer Swap Agreement and in respect of each Seventh Issuer Swap Provider, prior to the designation of an early termination date under the relevant Seventh Issuer Swap Agreement and the resulting application of the collateral by way of netting or set-off, an amount equal to the value of all collateral (other than Excess Swap Collateral) provided by such Seventh Issuer Swap Provider to the Seventh Issuer pursuant to the relevant Seventh Issuer Swap Agreement (and any interest or distributions in respect thereof)); and

       (iv) any other amounts whatsoever received by or on behalf of the Seventh Issuer after the Seventh Issuer Closing Date,

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       and the Seventh Issuer Cash Manager shall procure that all interest earned on the Seventh Issuer Transaction Account and all investment proceeds from and income and distributions arising from time to time in respect of Authorised Investments purchased from amounts standing to the credit of the Seventh Issuer Transaction Account are credited to such account.

(c) Each of the payments into the Seventh Issuer Transaction Account referred to in CLAUSE 4.1(B) shall be made forthwith upon receipt by the Seventh Issuer or the Seventh Issuer Cash Manager of the amount in question.

(d) For the avoidance of doubt, as soon as reasonably practicable after becoming aware of the same, the Seventh Issuer Cash Manager may, and shall, withdraw Cash from the Seventh Issuer Transaction Account if, and to the extent that, such Cash was credited thereto in error and shall use its reasonable endeavours to ensure that such Cash is applied correctly thereafter.

(e) The Seventh Issuer Cash Manager shall promptly notify each of the Seventh Issuer and the Security Trustee in writing of any additional account which supplements or replaces any account specifically referred to in the definition of the Seventh Issuer Transaction Account in the Seventh Issuer Master Definitions and Construction Schedule.

(f) Each of the Seventh Issuer Cash Manager and the Seventh Issuer undertakes that, so far as it is able to procure the same, the Seventh Issuer Transaction Account and all instructions and mandates in relation thereto will continue to be operative and will not, save as permitted pursuant to the Seventh Issuer Bank Account Agreement, be changed without the prior written consent of the Security Trustee (such consent not to be unreasonably withheld or delayed). For the avoidance of doubt, the Seventh Issuer Cash Manager may change the authorised signatories in respect of any instructions or mandates without the prior written consent of the Security Trustee, in accordance with the terms of the Seventh Issuer Bank Account Agreement.


4.2 ADDITIONAL SEVENTH ISSUER ACCOUNTS

(a) If established, the Seventh Issuer Cash Manager will not knowingly create or permit to subsist any Security Interest in relation to any Additional Seventh Issuer Account other than as created under or permitted pursuant to the Seventh Issuer Deed of Charge.

(b) The Seventh Issuer Cash Manager shall procure that the relevant amounts are paid into the applicable Seventh Issuer Account and the Seventh Issuer Cash Manager shall procure that all interest earned on the relevant Additional Seventh Issuer Account and all investment proceeds from and income and distributions arising from time to time in respect of Authorised Investments purchased from amounts standing to the credit of an Additional Seventh Issuer Account are credited to such account.

(c) Each of the payments into the Additional Seventh Issuer Account referred to in CLAUSE 4.2(B) shall be made forthwith upon receipt by the Seventh Issuer or the Seventh Issuer Cash Manager of the amount in question.

(d) For the avoidance of doubt, as soon as reasonably practicable after becoming aware of the same, the Seventh Issuer Cash Manager may, and shall, withdraw Cash from an Additional Seventh Issuer Account if, and to the extent that, such Cash was credited thereto in error and shall use its reasonable endeavours to ensure that such Cash is applied correctly thereafter.

(e) The Seventh Issuer Cash Manager shall promptly notify each of the Seventh Issuer and the Security Trustee in writing of any additional account which is established pursuant to CLAUSE

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       3.1 of the Seventh Issuer Bank Account Agreement or any account established to replace or supplement such account.

(f) Each of the Seventh Issuer Cash Manager and the Seventh Issuer undertakes that, so far as it is able to procure the same, the Additional Seventh Issuer Accounts and all instructions and mandates in relation thereto will continue to be operative and will not, save as permitted pursuant to the Seventh Issuer Bank Account Agreement, be changed without the prior written consent of the Security Trustee (such consent not to be unreasonably withheld or delayed). For the avoidance of doubt, the Seventh Issuer Cash Manager may change the authorised signatories in respect of any instructions or mandates without the prior written consent of the Security Trustee, in accordance with the terms of the Seventh Issuer Bank Account Agreement.


4.3 WITHDRAWALS

(a) The Seventh Issuer Cash Manager may make withdrawals on behalf of the Seventh Issuer from a Seventh Issuer Account, until such time as the Seventh Issuer Cash Manager receives a copy of a Seventh Issuer Note Acceleration Notice served by the Security Trustee on the Seventh Issuer, as permitted by this Agreement, but shall not in carrying out its functions as Seventh Issuer Cash Manager under this Agreement otherwise make withdrawals from a Seventh Issuer Account.

(b) Upon receipt of such a Seventh Issuer Note Acceleration Notice, no amount shall be withdrawn from the Seventh Issuer Accounts by the Seventh Issuer Cash Manager without the prior written consent of the Security Trustee.


4.4 CASH MANAGEMENT

       In administering the Seventh Issuer Accounts on behalf of the Seventh Issuer and the Security Trustee, the Seventh Issuer Cash Manager shall comply with the provisions of Schedule 2 prior to receipt by the Seventh Issuer Cash Manager of a copy of any Seventh Issuer Note Acceleration Notice served on the Seventh Issuer. Following service of a Seventh Issuer Note Acceleration Notice, the Security Trustee or any Receiver appointed by the Security Trustee will administer the Seventh Issuer Accounts in accordance with the terms of the Seventh Issuer Deed of Charge.

5. PAYMENTS UNDER SEVENTH ISSUER SWAP AGREEMENTS, PAYMENTS TO THE PRINCIPAL PAYING AGENTS AND TERMINATION OF SEVENTH ISSUER SWAP AGREEMENTS

5.1 On each Funding 1 Interest Payment Date, the Seventh Issuer or the Seventh Issuer Cash Manager on its behalf will procure that amounts received from Funding 1 under the Seventh Issuer Intercompany Loan Agreement are paid into the Seventh Issuer Transaction Account.

5.2 The Seventh Issuer, or the Seventh Issuer Cash Manager on its behalf, will procure that:

       (a) on each Funding 1 Interest Payment Date subject to making payments ranking higher in the order of priorities of payment set out in the Seventh Issuer Pre-Enforcement Priority of Payments or, as the case may be, the Seventh Issuer Post-Enforcement Priority of Payments, amounts received in respect of:

             (i) the Seventh Issuer Series 1 Term Advances are paid to the relevant Series 1 Seventh Issuer Swap Provider or if such Seventh Issuer Swap Agreement has been terminated and the Seventh Issuer is unable to enter into a replacement

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                 hedge as set out in CLAUSE 5.4, into the relevant Additional
                 Seventh Issuer Account;

             (ii)the Seventh Issuer Series 2 Term Advances are paid to the relevant Series 2 Seventh Issuer Swap Provider or if such Seventh Issuer Swap Agreement has been terminated and the Seventh Issuer is unable to enter into a replacement hedge as set out in CLAUSE 5.4, into the relevant Additional Seventh Issuer Account;

             (iii) the Seventh Issuer Series 3 Term Advances are paid to the relevant Series 3 Seventh Issuer Swap Provider or if such Seventh Issuer Swap Agreement has been terminated and the Seventh Issuer is unable to enter into a replacement hedge as set out in CLAUSE 5.4, into the relevant Additional Seventh Issuer Account;

       (b)   on each relevant Interest Payment Date:

             (i)  amounts received from each Seventh Issuer Swap Provider under the relevant Seventh Issuer Swap Agreement are paid to the Principal Paying Agent, which amounts shall be paid by the Paying Agents (subject to the terms of the Seventh Issuer Paying Agent and Agent Bank Agreement) to the holders of the corresponding classes of Seventh Issuer Notes; and/or

             (ii)amounts standing to the credit of the relevant Additional
                 Seventh Issuer Account are, if applicable, exchanged at the "spot" rate from sterling into Euro or US Dollars, as necessary and, paid to the Principal Paying Agent, which amounts shall be paid by the Paying Agents (subject to the terms of the Seventh Issuer Paying Agent and Agent Bank Agreement) to the holders of the corresponding classes of Seventh Issuer Notes.

5.3 The Seventh Issuer, or the Seventh Issuer Cash Manager on its behalf, will procure that on each Interest Payment Date (subject to making payments ranking higher in the order of priorities of payment set out in the Seventh Issuer Pre-Enforcement Priority of Payments or, as the case may be, the Seventh Issuer Post-Enforcement Priority of Payments), amounts received from Funding 1 in respect of the Seventh Issuer Series 4 Term AAA Advance, the Seventh Issuer Series 4 Term AA Advance and the Seventh Issuer Series 4 Term BBB Advance and the Seventh Issuer Series 5 Term AAA Advance are paid to the Principal Paying Agent, which amounts shall be paid by the Paying Agents (subject to the terms of the Seventh Issuer Paying Agent and Agent Bank Agreement) to the holders of the corresponding class of the Series 4 Seventh Issuer Notes and the Series 5 Seventh Issuer Notes.

5.4 If on or prior to the date of the earlier of (i) repayment in full of the Seventh Issuer Notes or (ii) the service of a Seventh Issuer Note Acceleration Notice, any of the Seventh Issuer Swaps are terminated, the Seventh Issuer Cash Manager (on behalf of the Seventh Issuer and the Security Trustee) shall purchase a replacement hedge (taking into account any early termination payment received from the relevant Seventh Issuer Swap Provider) in respect of the relevant class of Seventh Issuer Notes, against, as appropriate:

       (a) fluctuations in the relevant currency swap rate between Dollars and Sterling or the possible variance between LIBOR for three-month Sterling deposits and either:

             (i) LIBOR for one-month Dollar deposits (in relation to the Series
                 1 Class A Seventh Issuer Notes); or

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             (ii)LIBOR for three-month Dollar deposits (in relation to the
                 Series 1 Class B Seventh Issuer Notes, the Series 1 Class C Seventh Issuer Notes and the Series 2 Seventh Issuer Notes);

             or

       (b) fluctuations in the relevant currency swap rate between Euro and Sterling or the possible variance between LIBOR for three-month Sterling deposits and EURIBOR for three-month Euro deposits (in relation to the Series 3 Seventh Issuer Notes)

       in each case, on terms acceptable to the Rating Agencies and the Seventh Issuer and the Security Trustee and with a swap provider whom the Rating Agencies have previously confirmed in writing to the Seventh Issuer and the Security Trustee will not cause the then current ratings of the Seventh Issuer Notes to be downgraded.

5.5 If the Seventh Issuer receives a Refund Payment (as such term is defined in the definition of Seventh Issuer Revenue Receipts) then the Seventh Issuer, or the Seventh Issuer Cash Manager on its behalf, will distribute such Refund Payment as part of the Seventh Issuer Revenue Receipts in accordance with the relevant priority of payments.


6.  NO LIABILITY

       Save as otherwise provided in this Agreement, the Seventh Issuer Cash Manager shall have no liability for the obligations of either the Security Trustee or the Seventh Issuer under any of the Transaction Documents or otherwise and nothing in this Agreement shall constitute a guarantee, or similar obligation, by the Seventh Issuer Cash Manager of either Funding 1, the Security Trustee or the Seventh Issuer in respect of any of them.


7.  COSTS AND EXPENSES

       Subject to and in accordance with the Seventh Issuer Pre-Enforcement Priority of Payments or, as the case may be, the Seventh Issuer Post-Enforcement Priority of Payments, the Seventh Issuer will on each Interest Payment Date reimburse the Seventh Issuer Cash Manager for all out-of-pocket costs, expenses and charges (together with any amounts in respect of Irrecoverable VAT due thereon) properly incurred by the Seventh Issuer Cash Manager in the performance of the Seventh Issuer Cash Management Services including any such costs, expenses or charges not reimbursed to the Seventh Issuer Cash Manager on any previous Interest Payment Date and the Seventh Issuer Cash Manager shall supply the Seventh Issuer with an appropriate VAT invoice issued by the Seventh Issuer Cash Manager or, if the Seventh Issuer Cash Manager has treated the relevant cost, expense or charge as a disbursement for VAT purposes, by the person making the supply.


8.  INFORMATION

8.1 USE OF I.T. SYSTEMS

(a) The Seventh Issuer Cash Manager represents and warrants that at the date hereof in respect of the software which is to be used by the Seventh Issuer Cash Manager in providing the Seventh Issuer Cash Management Services it has in place all necessary licences and/or consents from the respective licensor or licensors (if any) of such software.

(b) The Seventh Issuer Cash Manager undertakes that it shall for the duration of this Agreement, use reasonable endeavours to:

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       (i)   ensure that the licences and/or consents referred to in PARAGRAPH
             (A) are maintained in full force and effect; and

       (ii) except in so far as it would breach any other of its legal obligations, grant to any person to whom it may sub-contract or delegate the performance of all or any of its powers and obligations under this Agreement and/or to such person as the Seventh Issuer and the Security Trustee elect as a substitute cash manager in accordance with the terms of this Agreement a licence to use any proprietary software together with any updates which may be made thereto from time to time.

(c) The Seventh Issuer Cash Manager shall use reasonable endeavours to maintain in working order the information technology systems used by the Seventh Issuer Cash Manager in providing the Seventh Issuer Cash Management Services.

(d) The Seventh Issuer Cash Manager shall pass to any person to whom it may sub-contract or delegate the performance of all or any of its powers and obligations under this Agreement and/or to such person as the Seventh Issuer and the Security Trustee elect as a substitute cash manager in accordance with the terms of this Agreement the benefit of any warranties in relation to the software insofar as the same are capable of assignment.


8.2 BANK ACCOUNT STATEMENTS

       The Seventh Issuer Cash Manager shall take all reasonable steps to ensure that it receives a monthly bank statement in relation to each of the Seventh Issuer Bank Accounts (subject to CLAUSE 6.3 of the Seventh Issuer Bank Account Agreement) and that it furnishes a copy of such statements to the Seventh Issuer and the Security Trustee, unless otherwise agreed.


8.3 ACCESS TO BOOKS AND RECORDS

       Subject to all applicable laws, the Seventh Issuer Cash Manager shall permit the Auditors of the Seventh Issuer and any other person nominated by the Security Trustee (to whom the Seventh Issuer Cash Manager has no reasonable objection) at any time during normal office hours upon reasonable notice to have access, or procure that such person or persons are granted access, to all books of record and account relating to the Seventh Issuer Cash Management Services provided by the Seventh Issuer Cash Manager and related matters in accordance with this Agreement.


8.4 STATUTORY OBLIGATIONS

       The Seventh Issuer Cash Manager will use its reasonable endeavours, on behalf of the Seventh Issuer, to prepare or procure the preparation of and file all reports, annual returns, financial statements, statutory forms and other returns which the Seventh Issuer is required by law to prepare and file. Subject to approval thereof by the directors of the Seventh Issuer, the Seventh Issuer Cash Manager shall cause such accounts to be audited by the Auditors and shall procure so far as it is able so to do that the Auditors shall make a report thereon as required by law and copies of all such documents shall be delivered to the Security Trustee, the Seventh Issuer and the Rating Agencies as soon as practicable after the end of each accounting reference period of the Seventh Issuer.


8.5 INFORMATION COVENANTS

(a) The Seventh Issuer Cash Manager shall provide the Seventh Issuer, the Security Trustee, the Seller and the Rating Agencies with a quarterly report substantially in the form set out in SCHEDULE 3, or in such other form reasonably acceptable to the recipients thereof, in respect of

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       the Seventh Issuer. Each such quarterly report shall be delivered to the
       Seventh Issuer, the Security Trustee, the Seller and the Rating Agencies by the last Business Day of the month in which each Interest Payment Date occurs.

(b) The Seventh Issuer Cash Manager shall provide, or procure the provision of, to the Seventh Issuer, the Security Trustee and the Rating Agencies copies of any annual returns or financial statements referred to in CLAUSE 8.4 as soon as reasonably practicable after the preparation thereof upon the request of any such person.

(c) The Seventh Issuer Cash Manager shall notify the Rating Agencies in writing of the details of:

       (i)   any material amendment to the Seventh Issuer Transaction Documents;


       (ii)  the occurrence of a Seventh Issuer Note Event of Default; and

       (iii) any other information relating to the Seventh Issuer Cash Manager as the Rating Agencies may reasonably request in connection with its obligations under this Agreement, PROVIDED THAT such request does not adversely interfere with the Seventh Issuer Cash Manager's day-to-day provision of the Seventh Issuer Cash Management Services under the other terms of this Agreement.

(d) The Seventh Issuer Cash Manager shall, at the request of the Security Trustee, furnish the Security Trustee and the Rating Agencies with such other information relating to its business and financial condition as it may be reasonable for the Security Trustee to request in connection with this Agreement PROVIDED THAT the Security Trustee shall not make such a request more than once every three months unless, in the belief of the Security Trustee, a Seventh Issuer Intercompany Loan Event of Default, Seventh Issuer Note Event of Default or Seventh Issuer Cash Manager Termination Event (as defined in CLAUSE 12.1) shall have occurred and is continuing or may reasonably be expected to occur and PROVIDED FURTHER THAT such request does not adversely interfere with the Seventh Issuer Cash Manager's day-to-day provision of the Seventh Issuer Cash Management Services under the other terms of this Agreement.


9.  REMUNERATION

9.1 FEE PAYABLE

       The Seventh Issuer shall pay to the Seventh Issuer Cash Manager for the Seventh Issuer Cash Management Services a cash management fee (which shall be inclusive of VAT) which shall be agreed in writing between the Seventh Issuer, the Security Trustee and the Seventh Issuer Cash Manager from time to time.


9.2 PAYMENT OF FEE

       The cash management fee referred to in CLAUSE 9.1 shall be paid to the Seventh Issuer Cash Manager in arrear on each Quarterly Interest Payment Date in the manner contemplated by and in accordance with the provisions of the Seventh Issuer Pre-Enforcement Revenue Priority of Payments or, as the case may be, the Seventh Issuer Post-Enforcement Priority of Payments.

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10. COVENANTS OF SEVENTH ISSUER CASH MANAGER

10.1   COVENANTS

       The Seventh Issuer Cash Manager hereby covenants with and undertakes to each of the Seventh Issuer and the Security Trustee that without prejudice to any of its specific obligations under this Agreement:

       (a) it will devote all due skill, care and diligence to the performance of its obligations and the exercise of its discretions under this Agreement;

       (b) it will comply with any proper directions, orders and instructions which the Seventh Issuer or the Security Trustee may from time to time give to it in accordance with the provisions of this Agreement and, in the event of any conflict, those of the Security Trustee shall prevail;

       (c) it will use its reasonable endeavours to keep in force all licences, approvals, authorisations and consents which may be necessary in connection with the performance of the Seventh Issuer Cash Management Services and prepare and submit all necessary applications and requests for any further approval, authorisation, consent or licence required in connection with the performance of the Seventh Issuer Cash Management Services;

       (d) save as otherwise agreed with the Seventh Issuer and the Security Trustee, it will provide free of charge to the Seventh Issuer during normal office hours office space, facilities, equipment and staff sufficient to fulfil the obligations of the Seventh Issuer under this Agreement;

       (e) it will not knowingly fail to comply with any legal requirements in the performance of the Seventh Issuer Cash Management Services;

       (f) it will make all payments required to be made by it pursuant to this Agreement on the due date for payment thereof for value on such day without set-off (including, without limitation, in respect of any fees owed to it) or counterclaim; and

       (g) it will, not without the prior written consent of the Security Trustee, amend or terminate any of the Seventh Issuer Transaction Documents save in accordance with their terms.


10.2   DURATION OF COVENANTS

       The covenants of the Seventh Issuer Cash Manager in CLAUSE 10.1 shall remain in force until this Agreement is terminated but without prejudice to any right or remedy of the Seventh Issuer and/or the Security Trustee arising from breach of any such covenant prior to the date of termination of this Agreement.


11. NON-EXCLUSIVITY

       Nothing in this Agreement shall prevent the Seventh Issuer Cash Manager from rendering or performing services similar to those provided for in this Agreement to or for itself or other persons, firms or companies or from carrying on business similar to or in competition with the business of the Seventh Issuer or the Security Trustee.

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12. TERMINATION

12.1   SEVENTH ISSUER CASH MANAGER TERMINATION EVENTS

       If any of the following events (SEVENTH ISSUER CASH MANAGER TERMINATION EVENTS) shall occur:

       (a) default is made by the Seventh Issuer Cash Manager in the payment on the due date of any payment due and payable by it under this Agreement and such default continues unremedied for a period of three London Business Days after the earlier of the Seventh Issuer Cash Manager becoming aware of such default and receipt by the Seventh Issuer Cash Manager of written notice from the Seventh Issuer or the Security Trustee, as the case may be, requiring the same to be remedied; or

       (b) default is made by the Seventh Issuer Cash Manager in the performance or observance of any of its other covenants and obligations under this Agreement, which in the reasonable opinion of the Security Trustee is materially prejudicial to the interests of the Seventh Issuer Secured Creditors and such default continues unremedied for a period of twenty London Business Days after the earlier of the Seventh Issuer Cash Manager becoming aware of such default and receipt by the Seventh Issuer Cash Manager of written notice from the Security Trustee requiring the same to be remedied; or

       (c) while the Seventh Issuer Cash Manager is the Seller, an Insolvency Event occurs,

       then the Security Trustee may at once or at any time thereafter while such default continues by notice in writing to the Seventh Issuer Cash Manager terminate its appointment as Seventh Issuer Cash Manager under this Agreement with effect from a date (not earlier than the date of the notice) specified in the notice.


12.2   RESIGNATION OF SEVENTH ISSUER CASH MANAGER

       The appointment of the Seventh Issuer Cash Manager under this Agreement may be terminated upon the expiry of not less than 12 months' written notice of termination given by the Seventh Issuer Cash Manager to the Seventh Issuer and the Security Trustee PROVIDED THAT:

       (a) the Seventh Issuer and the Security Trustee consent in writing to such termination;

       (b) a substitute cash manager shall be appointed, such appointment to be effective not later than the date of such termination;

       (c) such substitute cash manager has cash management experience and is approved by the Seventh Issuer and the Security Trustee;

       (d) such substitute cash manager enters into an agreement substantially on the same terms as the relevant provisions of this Agreement or on such terms as are satisfactory to the Seventh Issuer and the Security Trustee and the Seventh Issuer Cash Manager shall not be released from its obligations under the relevant provisions of this Agreement until such substitute cash manager has entered into such new agreement and the rights of the Seventh Issuer under such agreement are charged in favour of the Security Trustee on terms satisfactory to the Security Trustee; and

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       (e)   the then current ratings (if any) of the Seventh Issuer Notes are not adversely affected as a result thereof.


12.3   EFFECT OF TERMINATION

(a) On and after termination of the appointment of the Seventh Issuer Cash Manager under this Agreement pursuant to this CLAUSE 12, all authority and power of the Seventh Issuer Cash Manager under this Agreement shall be terminated and be of no further effect and the Seventh Issuer Cash Manager shall not thereafter hold itself out in any way as the agent of the Seventh Issuer or the Security Trustee pursuant to this Agreement.

(b) Upon termination of the appointment of the Seventh Issuer Cash Manager under this Agreement pursuant to this CLAUSE 12, the Seventh Issuer Cash Manager shall:

       (i) forthwith deliver (and in the meantime hold on trust for, and to the order of, the Seventh Issuer or the Security Trustee, as the case may be) to the Seventh Issuer or the Security Trustee, as the case may be or as it shall direct in writing, all books of account, papers, records, registers, correspondence and documents in its possession or under its control relating to the affairs of or belongings of the Seventh Issuer or the Security Trustee, as the case may be, (if practicable, on the date of receipt) any monies then held by the Seventh Issuer Cash Manager on behalf of the Seventh Issuer, the Security Trustee and any other assets of the Seventh Issuer and the Security Trustee;

       (ii) take such further action as the Seventh Issuer or the Security Trustee, as the case may be, may reasonably direct at the expense of the Seventh Issuer or the Security Trustee, as the case may be (including in relation to the appointment of a substitute cash manager) provided that the Security Trustee shall not be required to take or direct to be taken such further action unless it has been indemnified and/or secured to its satisfaction;

       (iii) provide all relevant information contained on computer records in the form of magnetic tape, together with details of the layout of the files encoded on such magnetic tapes; and

       (iv) co-operate and consult with and assist the Seventh Issuer or the Security Trustee or its nominee, as the case may be, (which shall, for the avoidance of doubt, include any Receiver appointed by it) for the purposes of explaining the file layouts and the format of the magnetic tapes generally containing such computer records on the computer system of the Seventh Issuer or the Security Trustee or such nominee, as the case may be.


12.4   NOTICE OF EVENT OF DEFAULT

       The Seventh Issuer Cash Manager shall deliver to the Seventh Issuer and the Security Trustee as soon as reasonably practicable but in any event within three London Business Days of becoming aware thereof a notice of any Seventh Issuer Cash Manager Termination Event or any Seventh Issuer Note Event of Default or any event which with the giving of notice or expiry of any grace period or certification, as specified in such Seventh Issuer Cash Manager Termination Event or Seventh Issuer Note Event of Default would constitute the same.

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12.5   GENERAL PROVISIONS RELATING TO TERMINATION

(a) Termination of the appointment of the Seventh Issuer Cash Manager under this Agreement shall be without prejudice to the liabilities of the Seventh Issuer and the Security Trustee to the Seventh Issuer Cash Manager or vice versa incurred before the date of such termination. The Seventh Issuer Cash Manager shall have no right of set-off or any lien in respect of such amounts against amounts held by it on behalf of the Seventh Issuer or the Security Trustee.

(b) This Agreement shall terminate at such time as the Seventh Issuer Secured Obligations have been fully discharged.

(c) On termination of the appointment of the Seventh Issuer Cash Manager under the provisions of this CLAUSE 12, the Seventh Issuer Cash Manager shall be entitled to receive all fees and other moneys accrued up to (but excluding) the date of termination but shall not be entitled to any other or further compensation. The Seventh Issuer shall pay such moneys so receivable by the Seventh Issuer Cash Manager in accordance with the Seventh Issuer Pre-Enforcement Revenue Priority of Payments or, as the case may be, the Seventh Issuer Post-Enforcement Priority of Payments, on the dates on which they would otherwise have fallen due hereunder. Such termination shall not affect the Seventh Issuer Cash Manager's rights to receive payment of all amounts (if any) due to it from the Seventh Issuer other than under this Agreement.

(d) Any provision of this Agreement which is stated to continue after termination of this Agreement shall remain in full force and effect notwithstanding termination.


13. FURTHER ASSURANCE

13.1   CO-OPERATION, ETC.

       The parties to this Agreement agree that they will co-operate fully to do all such further acts and things and execute any further documents as may be necessary or desirable to give full effect to the arrangements contemplated by this Agreement.


13.2   POWERS OF ATTORNEY

       Without prejudice to the generality of CLAUSE 13.1, the Seventh Issuer and the Security Trustee shall upon request by the Seventh Issuer Cash Manager forthwith give to the Seventh Issuer Cash Manager such further powers of attorney or other written authorisations, mandates or instruments as are necessary to enable the Seventh Issuer Cash Manager to perform the Seventh Issuer Cash Management Services.


13.3   CHANGE OF SECURITY TRUSTEE

       In the event that there is any change in the identity of the Security Trustee or an additional security trustee is appointed in accordance with the Seventh Issuer Deed of Charge, the Seventh Issuer Cash Manager shall execute such documents with any other parties to this Agreement and take such actions as such new security trustee may reasonably require for the purposes of vesting in such new security trustee the rights of the Security Trustee under this Agreement and under the Seventh Issuer Deed of Charge and releasing the retiring Security Trustee from further obligations thereunder.

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13.4   NO OBLIGATION ON SECURITY TRUSTEE

       Nothing contained in this Agreement shall impose any obligation or liability on the Security Trustee to assume or perform any of the obligations of the Seventh Issuer or the Seventh Issuer Cash Manager under this Agreement or render it liable for any breach thereof.


14. MISCELLANEOUS

14.1   NO SET-OFF

       The Seventh Issuer Cash Manager agrees that it will not:

       (a) set-off or purport to set-off any amount which either the Seventh Issuer is or will become obliged to pay to it under this Agreement against any amount from time to time standing to the credit of or to be credited to any Seventh Issuer Account; or

       (b) make or exercise any claims or demands, any rights of counterclaim or any other equities against or withhold payment of any and all sums of money which may at any time and from time to time be standing to the credit of any Seventh Issuer Account.


14.2   NO PETITION

       The Seventh Issuer Cash Manager agrees that for so long as any Seventh Issuer Notes are outstanding it will not petition or commence proceedings for the administration or winding-up of the Seventh Issuer or participate in any such proceedings with regard thereto or file documents with the court for the appointment of an administrator in relation to the Seventh Issuer or serve a notice of intention to appoint an administrator in relation to the Seventh Issuer.


14.3   NO RECOURSE

(a) In relation to all sums due and payable by the Seventh Issuer to the Seventh Issuer Cash Manager, the Seventh Issuer Cash Manager agrees that it shall have recourse only to sums paid to or received by (or on behalf of) the Seventh Issuer pursuant to the provisions of the Seventh Issuer Transaction Documents.

(b) For the avoidance of doubt, the Security Trustee shall not be liable to pay any amounts due under CLAUSES 7 and 9, and without prejudice to the obligations of the Seventh Issuer, nor shall it be liable to pay any amounts due to any Receiver appointed pursuant to the Seventh Issuer Deed of Charge in respect of such amounts.

(c) Notwithstanding any other provisions of this Agreement, all obligations to, and rights of, the Security Trustee under or in connection with this Agreement (other than its obligations under CLAUSE 15) shall automatically terminate upon the discharge in full of all Seventh Issuer Secured Obligations, PROVIDED THAT this shall be without prejudice to any claims in respect of such obligations and rights arising on or prior to such date.


15. CONFIDENTIALITY

       During the continuance of this Agreement or after its termination, each of the Seventh Issuer, the Seventh Issuer Cash Manager and the Security Trustee shall use its best endeavours not to disclose to any person, firm or company any information relating to the business, finances or other matters of a confidential nature of any other party to this agreement of which it may exclusively by virtue of being party to the Transaction Documents have become possessed

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

       and shall use all reasonable endeavours to prevent any such disclosure as aforesaid, PROVIDED HOWEVER THAT the provisions of this CLAUSE 15 shall not apply:

       (a) to any information already known to the recipient otherwise than as a result of entering into any of the Transaction Documents;

       (b) to any information subsequently received by the recipient which it would otherwise be free to disclose;

       (c) to any information which is or becomes public knowledge otherwise than as a result of the conduct of the recipient;

       (d) to any extent that the recipient is required to disclose the same pursuant to any law or order of any court of competent jurisdiction or pursuant to any direction, request or requirement (whether or not having the force of law) of any central bank or any governmental or other authority (including, without limitation, any official bank examiners or regulators);

       (e) to the extent that the recipient needs to disclose the same for determining the existence of, or declaring, a Seventh Issuer Note Event of Default, or a Seventh Issuer Cash Manager Termination Event, the protection or enforcement of any of its rights under any of the Transaction Documents or in connection herewith or therewith or for the purpose of discharging, in such manner as it thinks fit, its duties under or in connection with such agreements in each case to such persons as require to be informed of such information for such purposes; or

       (f) in relation to any information disclosed to the professional advisers of the recipient or (in connection with a prospective rating of any debt to be issued by the Seventh Issuer or any New Issuer) to any Rating Agency or any prospective new cash manager or Security Trustee.


16. NOTICES

       Any notices to be given pursuant to this Agreement to any of the parties hereto shall be sufficiently served if sent by prepaid first class post, by hand or facsimile transmission and shall be deemed to be given (in the case of facsimile transmission) when despatched, (where delivered by hand) on the day of delivery if delivered before 17.00 hours on a Business Day or on the next Business Day if delivered thereafter or on a day which is not a Business Day or (in the case of first class post) when it would be received in the ordinary course of the post and shall be sent:

       (a) in the case of the Seventh Issuer Cash Manager: to Halifax plc at Trinity Road (LP/3/3/SEC), Halifax, West Yorkshire HX1 2RG (facsimile number +44 (0) 113 235 7511) for the attention of the Head of Mortgage Securitisation with a copy to HBOS Treasury Services plc, 33 Old Broad Street, London EC2N 1HZ (facsimile no. +44 (0) 20 7574 8303) for the attention of Head of Mortgage Securitisation and Covered Bonds;

       (b) in the case of the Seventh Issuer: to Permanent Financing (No. 7) PLC at Blackwell House, Guildhall Yard, London EC2V 5AE (facsimile number +44 (0) 20 7556 0975) for the attention of the Directors with a copy to Halifax plc at Trinity Road (LP/3/3/SEC), Halifax, West Yorkshire HX1 2RG (facsimile number +44 (0) 113 235 7511) for the attention of the Head of Mortgage Securitisation; and

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

       (c) in the case of the Security Trustee: to The Bank of New York, 48th Floor, One Canada Square, London E14 5AL (facsimile number +44 (0) 20 7964 6399) for the attention of Global Structured Finance - Corporate Trust, or to such other address or facsimile number or for the attention of such other person or entity as may from time to time be notified by any party to the others by written notice in accordance with the provisions of this CLAUSE 16.


17. VARIATION AND WAIVER

       No variation or waiver of this Agreement shall be effective unless it is in writing and signed by (or by some person duly authorised by) each of the parties. No single or partial exercise of, or failure or delay in exercising, any right under this Agreement shall constitute a waiver or preclude any other or further exercise of that or any other right.


18. NO PARTNERSHIP

       It is hereby acknowledged and agreed by the parties that nothing in this Agreement shall be construed as giving rise to any partnership between any of the parties.


19. ASSIGNMENT

19.1   ASSIGNMENT BY THE SEVENTH ISSUER

       The Seventh Issuer may not assign or transfer any of its rights and obligations under this Agreement without the prior written consent of each of the Security Trustee and the Seventh Issuer Cash Manager, except that the Seventh Issuer may assign its respective rights hereunder without such consent pursuant to the Seventh Issuer Deed of Charge.


19.2   NO ASSIGNMENT BY SEVENTH ISSUER CASH MANAGER

       The Seventh Issuer Cash Manager may not assign or transfer any of its rights and obligations under this Agreement without the prior written consent of the Seventh Issuer and the Security Trustee, such consent not to be unreasonably withheld or delayed.


20. EXCLUSION OF THIRD PARTY RIGHTS

       A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement, but this does not affect any right or remedy of a third party which exists or is available apart from that Act.


21. COUNTERPARTS

       This Agreement may be executed in any number of counterparts (manually or by facsimile) each of which, when executed and delivered, shall constitute an original, but all the counterparts shall together constitute but one and the same instrument provided, however, that this Agreement shall have no force or effect until it is executed by the last party to execute the same and shall be deemed to have been executed and delivered in the place where such last party executed this Agreement.


22. GOVERNING LAW

       This Agreement is governed by, and shall be construed in accordance with, the laws of England.

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23. SUBMISSION TO JURISDICTION

       Each party to this Agreement hereby irrevocably submits to the non-exclusive jurisdiction of the English courts in any action or proceeding arising out of or relating to this Agreement, and hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined by such courts. Each party to this Agreement hereby irrevocably waives, to the fullest extent it may possibly do so, any defence or claim that the English courts are an inconvenient forum for the maintenance or hearing of such action or proceeding.


IN WITNESS WHEREOF the parties have caused this Agreement to be executed the day and year first before written.


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                                   SCHEDULE 1

                            CASH MANAGEMENT SERVICES

The Seventh Issuer Cash Manager shall:

(a) operate the Seventh Issuer Accounts and ensure that payments are made into and from such accounts in accordance with this Agreement, the Seventh Issuer Deed of Charge, the Seventh Issuer Bank Account Agreement and any other relevant Seventh Issuer Transaction Document, PROVIDED HOWEVER THAT nothing herein shall require the Seventh Issuer Cash Manager to make funds available to the Seventh Issuer to enable such payments to be made other than as expressly required by the provisions of this Agreement;

(b) keep records for all taxation purposes (including, without limitation, those relating to VAT);

(c) subject to any applicable law, assist the Auditors of the Seventh Issuer and provide such information to them as they may reasonably request for the purpose of carrying out their duties as auditors of the Seventh Issuer;

(d) make all filings, give all notices and make all registrations and other notifications required in the day-to-day operation of the business of the Seventh Issuer or required to be given by the Seventh Issuer pursuant to the Seventh Issuer Transaction Documents;

(e) arrange for all payments due to be made by the Seventh Issuer under any of the Seventh Issuer Transaction Documents, PROVIDED THAT such moneys are at the relevant time available to the Seventh Issuer and PROVIDED FURTHER THAT nothing herein shall constitute a guarantee by the Seventh Issuer Cash Manager of all or any of the obligations of the Seventh Issuer under any of the Seventh Issuer Transaction Documents;

(f) without prejudice to the role of and in conjunction with the Seventh Issuer Corporate Services Provider under the Seventh Issuer Corporate Services Agreement, keep general books of account and records of the Seventh Issuer; provide accounting services, including reviewing receipts and payments, supervising and assisting in the preparation of interim statements and final accounts and supervising and assisting in the preparation of tax returns;

(g) without prejudice to the role of and in conjunction with the Seventh Issuer Corporate Services Provider under the Seventh Issuer Corporate Services Agreement, provide or procure the provision of company secretarial and administration services to the Seventh Issuer including the keeping of all registers and the making of all returns and filings required by applicable law or by UK regulatory authorities, co-operate in the convening of board and general meetings and provide registered office facilities;

(h) on behalf of the Seventh Issuer, PROVIDED THAT monies are at the relevant time available to the Seventh Issuer, pay all out-of-pocket expenses of the Seventh Issuer, incurred by the Seventh Issuer Cash Manager on behalf of the Seventh Issuer in the performance of the Seventh Issuer Cash Manager's duties hereunder including without limitation:

       (i)   all Taxes which may be due or payable by the Seventh Issuer;

       (ii) all necessary filing and other fees in compliance with regulatory requirements;

       (iii) all legal and audit fees and other professional advisory fees; and

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

       (iv) all communication expenses including postage, courier and telephone charges;

(i) with the prior written consent of the Security Trustee, invest monies standing from time to time to the credit of a Seventh Issuer Account in Authorised Investments, subject to the following provisions:

       (i) any such Authorised Investment shall be made in the joint names of the Seventh Issuer and the Security Trustee;

       (ii) any costs properly and reasonably incurred in making and changing Authorised Investments will be reimbursed to the Seventh Issuer Cash Manager and the Security Trustee by the Seventh Issuer; and

       (iii) all income and other distributions arising on, or proceeds following the disposal or maturity of, Authorised Investments shall be credited to the relevant Seventh Issuer Account.

       The Security Trustee and the Seventh Issuer Cash Manager shall not be responsible (save where any loss results from the Security Trustee's or the Seventh Issuer Cash Manager's, as the case may be, own fraud, wilful default or negligence or that of their respective officers or employees) for any loss occasioned by reason of any such Authorised Investments whether by depreciation in value or otherwise provided that such Authorised Investments were made in accordance with the above provisions;

(j)    (i)   if necessary, perform all currency conversions free of charge, cost or expense at the relevant exchange rate; and

       (ii)  for the purposes of any calculations referred to in sub-paragraph
             (i) above, any currency amounts used in or resulting from such calculations will be rounded in accordance with the relevant market practice;

(k) make all returns and filings required to be made by the Seventh Issuer and provide or procure the provision of company secretarial and administration services to the Seventh Issuer; and

(l) arrange payment of all fees to the London Stock Exchange plc or, as applicable, the UK Listing Authority of the Financial Services Authority.

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                                   SCHEDULE 2

                   CASH MANAGEMENT AND MAINTENANCE OF LEDGERS

1.  DETERMINATION

(a) On each Seventh Issuer Note Determination Date, the Seventh Issuer Cash Manager shall determine each of the following in accordance with this paragraph 1:

       (i) the amount of any Seventh Issuer Principal Receipts and Seventh Issuer Revenue Receipts available as at the following Interest Payment Date; and

       (ii) the Principal Amount Outstanding of the Seventh Issuer Notes, the Pool Factor, and the Note Principal Payment of the Seventh Issuer Notes in accordance with the Conditions.

(b) The Seventh Issuer Cash Manager shall determine and notify the Seventh Issuer, the Note Trustee, the Registrar and the Paying Agents on or prior to 11:00 a.m. (London time) on the last day of each Interest Period of any Additional Amount payable in respect of such Interest Period.

(c)    (i)   The Seventh Issuer Cash Manager may make all the determinations referred to in paragraph 1(a) and paragraph 1(b) on the basis of any reasonable and proper assumptions as the Seventh Issuer Cash
             Manager considers appropriate (including without limitation as to the amount of any payments to be made under paragraph 3 below during the period from and including the Seventh Issuer Note
             Determination Date to but excluding the next Interest Payment
             Date).

       (ii) The Seventh Issuer Cash Manager shall on request notify the Seventh Issuer and the Security Trustee in writing of any such other assumptions and shall take account of any representations made by the Seventh Issuer and the Security Trustee (as the case may be) in relation thereto.

(d) Each determination made in accordance with this paragraph 1 shall (in the absence of fraud, wilful default, negligence and/or manifest error) be final and binding on all persons.


2.  NOTIFICATION OF DETERMINATIONS

(a) The Seventh Issuer Cash Manager will cause each determination of Seventh Issuer Available Funds to be notified forthwith to the Seventh Issuer.

(b) The Seventh Issuer Cash Manager shall procure that the determinations and notifications required to be made pursuant to CONDITION 5(C) of the Conditions are made.

(c) The Seventh Issuer Cash Manager will promptly notify the Seventh Issuer and each Calculation Agent (as defined in each of the Funding 1 Swap Agreement and each relevant Seventh Issuer Swap Agreement) of the relevant Note Principal Payment determined in accordance with paragraph 1(a)(ii) above.


3.  PRIORITY OF PAYMENTS FOR SEVENTH ISSUER REVENUE RECEIPTS

       Seventh Issuer Revenue Receipts will be applied, as applicable:

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

       (i)   on each Interest Payment Date; or

       (ii) on each day when due in respect of amounts due to third parties pursuant to paragraph (b) below or amounts due to the Seventh Issuer Account Bank under the Seventh Issuer Bank Account Agreement pursuant to paragraph (d) below, in each case until enforcement of the Seventh Issuer Security pursuant to the Seventh Issuer Deed of Charge or until such time as there are no Seventh Issuer Secured Obligations outstanding, in making such payments and provisions in the following order of priority (in each case only if and to the extent that payments or provisions of a higher priority have been made in full and to the extent that such withdrawal does not cause the Seventh Issuer Transaction Account to become overdrawn) (the SEVENTH ISSUER PRE-ENFORCEMENT REVENUE PRIORITY OF PAYMENTS):

       (a)   first, pari passu and pro rata, to pay amounts due to:

             (i) the Security Trustee, together with interest and any amount in respect of VAT on those amounts, and to provide for any amounts due or to become due during the following Interest Period to the Security Trustee under the Seventh Issuer Deed of Charge;

             (ii)the Note Trustee, together with interest and any amount in respect of VAT on those amounts, and to provide for any amounts due or to become due during the following Interest Period to the Note Trustee under the Seventh Issuer Trust Deed; and

             (iii) the Agent Bank, the Paying Agents, the Registrar and the Transfer Agent, together with interest and any amount in respect of VAT on those amounts, and any costs, charges liabilities and expenses then due or to become due during the following Interest Period to the Agent Bank, the Registrar, the Transfer Agent and the Paying Agents under the Seventh Issuer Paying Agent and Agent Bank Agreement;

       (b) secondly, to pay amounts due to any third party creditors of the Seventh Issuer (other than those referred to later in this order of priority of payments), which amounts have been incurred without breach by the Seventh Issuer of the Seventh Issuer Transaction Documents and for which payment has not been provided for elsewhere and to provide for any of those amounts expected to become due and payable during the following Interest Period by the Seventh Issuer and to pay or discharge any liability of the Seventh Issuer for corporation tax on any chargeable income or gain of the Seventh Issuer;

       (c) thirdly, pari passu and pro rata, to pay amounts due to the Seventh Issuer Cash Manager, together with any amount in respect of VAT on those amounts, and to provide for any amounts due, or to become due to the Seventh Issuer Cash Manager in the immediately succeeding Interest Period, under this Agreement and to the Corporate Services Provider under the Seventh Issuer Corporate Services Agreement and to the Seventh Issuer Account Bank under the Seventh Issuer Bank Account Agreement;

       (d)   fourthly, pari passu and pro rata, to pay:

             (i) on each Funding 1 Interest Payment Date amounts due to the
                 Series 1 Class A Seventh Issuer Swap Provider in respect of the Series 1 Class A Seventh

                 Issuer Swap (including any termination payment but excluding any related Seventh Issuer Swap Excluded Termination Amount) and from amounts received from the Series 1 Class A Seventh Issuer Swap Provider to pay on each Interest Payment Date interest due and payable on the Series 1 Class A Seventh Issuer Notes;

             (ii)amounts due to the Series 2 Class A Seventh Issuer Swap
                 Provider in respect of the Series 2 Class A Seventh Issuer Swap (including any termination payment but excluding any related Seventh Issuer Swap Excluded Termination Amount) and from amounts received from the Series 2 Class A Seventh Issuer Swap Provider to pay on each Interest Payment Date interest due and payable on the Series 2 Class A Seventh Issuer Notes;

             (iii) amounts due to the Series 3 Class A Seventh Issuer Swap Provider in respect of the Series 3 Class A Seventh Issuer Swap (including any termination payment but excluding any related Seventh Issuer Swap Excluded Termination Amount) and from amounts received from the Series 3 Class A Seventh Issuer Swap Provider in relation to such swap to pay on each Interest Payment Date interest due and payable on the Series 3 Class A Seventh Issuer Notes;

             (iv)interest due and payable on the Series 4 Class A Seventh Issuer
                 Notes; and

             (v) interest due and payable on the Series 5 Class A Seventh Issuer
                 Notes;

       (e)   fifthly, pari passu and pro rata, to pay:

             (i) amounts due to the Series 1 Class B Seventh Issuer Swap
                 Provider in respect of the Series 1 Class B Seventh Issuer Swap (including any termination payment but excluding any related Seventh Issuer Swap Excluded Termination Amount) and from amounts received from the Series 1 Class B Seventh Issuer Swap Provider in relation to such swap to pay on each Interest Payment Date interest due and payable on the Series 1 Class B Seventh Issuer Notes;

             (ii)amounts due to the Series 2 Class B Seventh Issuer Swap
                 Provider in respect of the Series 2 Class B Seventh Issuer Swap (including any termination payment but excluding any related Seventh Issuer Swap Excluded Termination Amount) and from amounts received from the Series 2 Class B Seventh Issuer Swap Provider in relation to such swap to pay on each Interest Payment Date interest due and payable on the Series 2 Class B Seventh Issuer Notes;

             (iii) amounts due to the Series 3 Class B Seventh Issuer Swap Provider in respect of the Series 3 Class B Seventh Issuer Swap (including any termination payment but excluding any related Seventh Issuer Swap Excluded Termination Amount) and from amounts received from the Series 3 Class B Seventh Issuer Swap Provider in relation to such swap to pay on each Interest Payment Date interest due and payable on the Series 3 Class B Seventh Issuer Notes; and

             (iv)interest due and payable on the Series 4 Class B Seventh Issuer
                 Notes;

       (f)   sixthly, pari passu and pro rata, to pay:

             (i) amounts due to the Series 1 Seventh Class C Issuer Swap
                 Provider in respect of the Series 1 Class C Seventh Issuer Swap (including any termination payment but excluding any related Seventh Issuer Swap Excluded Termination Amount) and from amounts received from the Series 1 Class C Seventh Issuer Swap Provider in relation to such swap to pay on each Interest Payment Date interest due and payable on the Series 1 Class C Seventh Issuer Notes;

             (ii)amounts due to the Series 2 Seventh Class C Issuer Swap
                 Provider in respect of the Series 2 Class C Seventh Issuer Swap (including any termination payment but excluding any related Seventh Issuer Swap Excluded Termination Amount) and from amounts received from the Series 2 Class C Seventh Issuer Swap Provider in relation to such swap to pay on each Interest Payment Date interest due and payable on the Series 2 Class C Seventh Issuer Notes;

             (iii) amounts due to the Series 3 Seventh Class C Issuer Swap Provider in respect of the Series 3 Class C Seventh Issuer Swap (including any termination payment but excluding any related Seventh Issuer Swap Excluded Termination Amount) and from amounts received from the Series 3 Class C Seventh Issuer Swap Provider in relation to such swap to pay on each Interest Payment Date interest due and payable on the Series 3 Class C Seventh Issuer Notes; and

             (iv)interest due and payable on the Series 4 Class C Seventh Issuer
                 Notes;

       (g) seventhly, pari passu and pro rata, to pay any termination payment due (without double counting) to:

             (i) the Series 1 Seventh Issuer Swap Provider following a Seventh
                 Issuer Swap Provider Default or a Seventh Issuer Swap Provider Downgrade Termination Event in respect of the Series 1 Seventh Issuer Swap Provider;

             (ii)the Series 2 Seventh Issuer Swap Provider following a Seventh
                 Issuer Swap Provider Default or a Seventh Issuer Swap Provider Downgrade Termination Event in respect of the Series 2 Seventh Issuer Swap Provider; and

             (iii)the Series 3 Seventh Issuer Swap Provider following a
                  Seventh Issuer Swap Provider Default or a Seventh Issuer Swap Provider Downgrade Termination Event in respect of the Series 3 Seventh Issuer Swap Provider;

       (h) eighthly, to the Seventh Issuer, an amount equal to 0.01 per cent. of the interest received on the Seventh Issuer Term Advances, to be retained by the Seventh Issuer as profit; and

       (i)   ninthly, to the Seventh Issuer.


4.  PRIORITY OF PAYMENTS FOR SEVENTH ISSUER PRINCIPAL RECEIPTS

       Subject to CONDITION 5 of the Seventh Issuer Notes, until enforcement of the Seventh Issuer Security pursuant to the Seventh Issuer Deed of Charge or until such time as there are no

       Seventh Issuer Notes outstanding, Seventh Issuer Principal Receipts will be applied as follows:

       (a) the Series 1 Class A Seventh Issuer Notes shall be redeemed on the relevant Interest Payment Date in an amount equal to the amount, repaid on that Interest Payment Date in respect of the Seventh Issuer Series 1 Term AAA Advance, converted into Dollars at the relevant Dollar Currency Exchange Rate;

       (b) the Series 2 Class A Seventh Issuer Notes shall be redeemed on each Interest Payment Date in an amount equal to the amount, if any, repaid on that Interest Payment Date in respect of the Seventh Issuer Series 2 Term AAA Advance, converted into Dollars at the relevant Dollar Currency Exchange Rate;

       (c) the Series 3 Class A Seventh Issuer Notes shall be redeemed on each Interest Payment Date in an amount equal to the amount, if any, repaid on that Interest Payment Date in respect of the Seventh Issuer Series 3 Term AAA Advance, converted into Euro at the Euro Currency Exchange Rate;

       (d) the Series 4 Class A Seventh Issuer Notes shall be redeemed on each Interest Payment Date in an amount equal to the amount, if any, repaid on that Interest Payment Date in respect of the Seventh Issuer Series 4 Term AAA Advance;

       (e) the Series 5 Class A Seventh Issuer Notes shall be redeemed on each Interest Payment Date in an amount equal to the amount, if any, repaid on that Interest Payment Date in respect of the Seventh Issuer Series 5 Term AAA Advance;

       (f) the Series 1 Class B Seventh Issuer Notes shall be redeemed on each Interest Payment Date in an amount equal to the amount, if any, repaid on that Interest Payment Date in respect of the Seventh Issuer Series 1 Term AA Advance, converted into Dollars at the relevant Dollar Currency Exchange Rate;

       (g) the Series 2 Class B Seventh Issuer Notes shall be redeemed on each Interest Payment Date in an amount equal to the amount, if any, repaid on that Interest Payment Date in respect of the Seventh Issuer Series 2 Term AA Advance, converted into Dollars at the relevant Dollar Currency Exchange Rate;

       (h) the Series 3 Class B Seventh Issuer Notes shall be redeemed on each Interest Payment Date in an amount equal to the amount, if any, repaid on that Interest Payment Date in respect of the Seventh Issuer Series 3 Term AA Advance, converted into Euro at the Euro Currency Exchange Rate;

       (i) the Series 4 Class B Seventh Issuer Notes shall be redeemed on each Interest Payment Date in an amount equal to the amount, if any, repaid on that Interest Payment Date in respect of the Seventh Issuer Series 4 Term AA Advance;

       (j) the Series 1 Class C Seventh Issuer Notes shall be redeemed on each Interest Payment Date in an amount equal to the amount, if any, repaid on that Interest Payment Date in respect of the Seventh Issuer Series 1 Term BBB Advance, converted into Dollars at the relevant Dollar Currency Exchange Rate;

       (k) the Series 2 Class C Seventh Issuer Notes shall be redeemed on each Interest Payment Date in an amount equal to the amount, if any, repaid on that Interest Payment Date in respect of the Seventh Issuer Series 2 Term BBB Advance, converted into Dollars at the relevant Dollar Currency Exchange Rate;

       (l) the Series 3 Class C Seventh Issuer Notes shall be redeemed on each Interest Payment Date in an amount equal to the amount, if any, repaid on that Interest Payment Date in respect of the Seventh Issuer Series 3 Term BBB Advance, converted into Euro at the Euro Currency Exchange Rate; and

       (m) the Series 4 Class C Seventh Issuer Notes shall be redeemed on each Interest Payment Date in an amount equal to the amount, if any, repaid on that Interest Payment Date in respect of the Seventh Issuer Series 4 Term BBB Advance.

                                   SCHEDULE 3

                    FORM OF SEVENTH ISSUER QUARTERLY REPORT


PERMANENT FINANCING (NO. 7) PLC
PERIOD ENDED                           THIS QUARTER ([GBP])

INTERCOMPANY LOAN BALANCES
 Total intercompany loan balance
 Last Quarter Closing balance
 Repayments
 New Term Advances
 Cash Accumulated
                                       --------------------

 Closing Balance
                                       ====================

CASH ACCUMULATION LEDGER
 Opening Balance
 Losses this Quarter
 Principal Received
 Principal paid
                                       --------------------

 Closing Balance
                                       ====================

AVAILABLE CREDIT ENHANCEMENT
 Reserve Fund at closing (23/03/2005)
 Last Quarter Closing Reserve Fund
 Replenishments this quarter
 Drawings to make a bullet repayment
 Other drawings
 Closing Reserve Fund Balance
                                       --------------------

 Target Reserve Fund
                                       ====================


PRINCIPAL DEFICIENCY LEDGER         AAA   AA  BBB

 Opening PDL Balance
 Losses this Quarter
 PDL top up from Revenue Income
                                    ---  ---  ---

 Closing PDL Balance
                                    ===  ===  ===

SUBORDINATED LOANS OUTSTANDING
 Outstanding start up loan balance
 Last Quarter Closing Outstanding
 Accrued Interest
 New Loans
 Repayments Made
                                    ---
 Closing Balance
                                    ===


PERMANENT FINANCING (NO. 7) PLC
NOTES OUTSTANDING

PERIOD ENDED
                        SERIES 1  SERIES 2  SERIES 3  SERIES 4  SERIES 5
                         CLASS A   CLASS A   CLASS A   CLASS A   CLASS A

Moody's Current Rating       P-1       Aaa       Aaa       Aaa       Aaa
Fitch Current Rating         F1+       AAA       AAA       AAA       AAA
S&P Current Rating          A-1+       AAA       AAA       AAA       AAA

                        SERIES 1  SERIES 2  SERIES 3  SERIES 4
                         CLASS B   CLASS B   CLASS B   CLASS B

Moody's Current Rating       Aa3       Aa3       Aa3       Aa3
Fitch Current Rating          AA        AA        AA        AA
S&P Current Rating            AA        AA        AA        AA

                        SERIES 1  SERIES 2  SERIES 3  SERIES 4
                         CLASS C   CLASS C   CLASS C   CLASS C

Moody's Current Rating      Baa2      Baa2      Baa2      Baa2
Fitch Current Rating         BBB       BBB       BBB       BBB
S&P Current Rating           BBB       BBB       BBB       BBB

                                  SERIES 1  SERIES 2  SERIES 3  SERIES 4  SERIES 5
                                   CLASS A   CLASS A   CLASS A   CLASS A   CLASS A

Initial Note Balance
Previous Quarters Note
Principal Note Redemptions
Outstanding Note Principal

                                  SERIES 1  SERIES 2  SERIES 3  SERIES 4
                                   CLASS B   CLASS B   CLASS B   CLASS B

Initial Note Balance
Previous Quarters Note
Principal Note Redemptions
Outstanding Note Principal

                                  SERIES 1  SERIES 2  SERIES 3  SERIES 4
                                   CLASS C   CLASS C   CLASS C   CLASS C

Initial Note Balance
Previous Quarters Note
Principal Note Redemptions
Outstanding Note Principal

                       SERIES 1  SERIES 2  SERIES 3  SERIES 4  SERIES 5
                        CLASS A   CLASS A   CLASS A   CLASS A   CLASS A

Note Interest Margins
Step Up Dates
Step Up Margins

                       SERIES 1  SERIES 2  SERIES 3  SERIES 4
                        CLASS B   CLASS B   CLASS B   CLASS B

Note Interest Margins
Step Up Dates
Step Up Margins

                       SERIES 1  SERIES 2  SERIES 3  SERIES 4
                        CLASS C   CLASS C   CLASS C   CLASS C

Note Interest Margins
Step Up Dates
Step Up Margins


                            SERIES 1  SERIES 2  SERIES 3  SERIES 4  SERIES 5
                             CLASS A   CLASS A   CLASS A   CLASS A   CLASS A

Interest Payment Cycle
Interest Payment Date
Next Interest Payment Date

                            SERIES 1  SERIES 2  SERIES 3  SERIES 4
                             CLASS B   CLASS B   CLASS B   CLASS B

Interest Payment Cycle
Interest Payment Date
Next Interest Payment Date

                            SERIES 1  SERIES 2  SERIES 3  SERIES 4
                             CLASS C   CLASS C   CLASS C   CLASS C

Interest Payment Cycle
Interest Payment Date
Next Interest Payment Date


                                   SIGNATORIES

SEVENTH ISSUER CASH MANAGER

SIGNED by                         )
as attorney for and on behalf of  )                                     --------------------------
HALIFAX PLC in the presence of:   )                                     (as attorney as aforesaid)

Witness's signature:..............

Name:               ..............

Address:            ..............

SEVENTH ISSUER

SIGNED by                         )
as attorney for and on behalf of  )
PERMANENT FINANCING (NO. 7) PLC   )                                     --------------------------
in the presence of:               )                                     (as attorney as aforesaid)

Witness's signature:..............

Name:               .............

Address:            .............

SECURITY TRUSTEE

SIGNED by                         )
for and on behalf of              )
THE BANK OF NEW YORK              )                                     --------------------------


                                       31